Exhibit 99.1

Ra Medical Systems Appoints Medtech Executive Will McGuire as CEO and Director

CARLSBAD, Calif. (March 12, 2020) – Ra Medical Systems, Inc. (NYSE: RMED), a medical device company focusing on commercializing excimer laser systems to treat vascular and dermatological diseases, announces the appointment of Will McGuire as Chief Executive Officer and a member of the company’s Board of Directors, effective March 30, 2020.  Andrew Jackson, who has served as Interim CEO since August 2019, will remain Ra Medical’s Chief Financial Officer.

“Will’s extensive industry experience, particularly in the vascular space, makes him an ideal fit to lead Ra Medical,” said Martin Colombatto, Chairman of Ra Medical Systems.  “He’s built an impressive career at industry-leading medical device companies introducing new products, scaling commercial organizations, developing and implementing corporate strategies, exceeding sales projections and building high performing corporate cultures.  His experience, energy and focus will help guide our product development, regulatory and commercial plans for DABRA, while we improve product reliability, expand our product offerings and enhance the experience for physicians and patients. We welcome Will to our executive team and to our board.

“On behalf of the Ra Medical Systems Board of Directors, I extend sincere thanks to Andrew Jackson for ably stepping into the CEO role over the past eight months,” Mr. Colombatto added.

“I am excited for the opportunity to lead the talented team at Ra Medical.  I believe the commercial opportunity for the Company is especially compelling given the advantages of DABRA photoablation for the treatment of peripheral artery disease,” said Mr. McGuire.  “DABRA quickly dissolves plaque with minimal vascular trauma in a disease that affects over 17 million people in the U.S. alone.  I look forward to working with my new colleagues to advance the commercialization of DABRA and drive the adoption of this game-changing technology.”

Mr. McGuire most recently served as President and CEO of Second Sight Medical Products (Nasdaq: EYES), a developer, manufacturer and marketer of implantable visual prosthetics to treat blindness.  He will remain on the board of Second Sight as a Director. Previously he held leadership positions at Volcano Corporation including President of Americas Commercial and Senior Vice President and General Manager of Coronary Imaging, Systems and Program Management.  Prior to that Mr. McGuire served as Vice President and General Manager of Patient Monitoring at Covidien, and President and Chief Executive Officer at AtheroMed, Inc., a venture capital-backed peripheral atherectomy company.  For approximately five years, Mr. McGuire served as Chief Operating Officer for Spectranetics Corporation, a publicly-traded medical device company with laser-based atherectomy products for treating peripheral and coronary arterial disease. Earlier in his career, he held senior management positions at Guidant Corporation including General Manager of Latin America, Director of U.S. and Global Marketing for Vascular Intervention, and Production Manager for Coronary Stents.  Mr. McGuire also held positions in Finance and Production at IVAC Medical Systems.  Mr. McGuire received an engineering degree from the Georgia Institute of Technology, and his M.B.A. from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill.

About Ra Medical Systems

Ra Medical Systems commercializes excimer lasers and catheters for the treatment of vascular and dermatological diseases. In May 2017, the DABRA laser system and single-use DABRA catheter received FDA 510(k) clearance in the U.S. as a device for crossing chronic total occlusions, or CTOs, in patients with symptomatic infrainguinal lower extremity vascular disease with an intended use for ablating a channel in occlusive peripheral vascular disease. Pharos excimer laser system is FDA-cleared and is used as a tool in the treatment of psoriasis, vitiligo, atopic dermatitis, and leukoderma. DABRA and Pharos are both based on Ra Medical’s core excimer laser technology platform and deploy similar mechanisms of action. Ra Medical manufactures DABRA and Pharos excimer lasers and catheters in a 32,000-square-foot facility located in Carlsbad, California. The vertically integrated facility is ISO 13485 certified and is licensed by the state of California to manufacture sterile, single-use catheters in controlled environments.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Ra Medical’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the future growth of Ra Medical’s business and market expectations. Ra Medical’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, challenges inherent in developing, manufacturing, launching, marketing, and selling new products; risks associated with acceptance of DABRA and Pharos and procedures performed using such devices by physicians, payors, and other third parties; development and acceptance of new products or product enhancements; clinical and statistical verification of the benefits achieved via the use of Ra Medical’s products; the results from our clinical trials, which may not support intended indications or may require Ra Medical to conduct additional clinical trials or modify ongoing clinical trials; challenges related to commencement , patient enrollment, completion, an analysis of clinical trials; Ra Medical’s ability to manage operating expenses; Ra Medical’s ability to effectively manage inventory; Ra Medical’s ability to recruit and retain management and key personnel; Ra Medical’s need to comply with complex and evolving laws and regulations; intense and increasing competition and consolidation in Ra Medical’s industry; the impact of rapid technological change; costs and adverse results in any ongoing or future legal proceedings; adverse outcome of regulatory inspections; and the other risks and uncertainties described in Ra Medical’s news releases and filings with the Securities and Exchange Commission. Information on these and additional risks, uncertainties, and other information affecting Ra Medical’s business and operating results is contained in Ra Medical’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Ra Medical as of the date hereof, and Ra Medical disclaims any obligation to update any forward-looking statements, except as required by law.

Ra Medical investors and others should note that we announce material information to the public about the company through a variety of means, including our website (www.ramed.com), our investor relations website (https://ir.ramed.com/), press releases, SEC filings, and public conference calls in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Contacts

At the Company:

Jeffrey Kraws

Ra Medical Systems, President

760-496-9008

jkraws@ramed.com

Investors and Media:

LHA Investor Relations

Jody Cain / Kevin McCabe

310-691-7100

jcain@lhai.com / kmccabe@lhai.com

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